UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 17, 2009

Hill-Rom Holdings, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Indiana	1-6651	35-1160484
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1069 State Route 46 East, Batesville, Indiana		47006-8835
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(812) 934-7777

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Succession Planning; Letter Agreement with Peter H. Soderberg

On September 17, 2009, Hill-Rom Holdings, Inc. (the "Company") announced plans to facilitate the orderly succession and retirement of Peter H. Soderberg, president and CEO. The Company's press release announcing these developments is filed as Exhibit 99.1 to this report.

In connection with Mr. Soderberg's anticipated retirement and the Board's succession plans, the, Company entered into a letter agreement dated September 17, 2009 (the "Letter Agreement") with Mr. Soderberg. The Letter Agreement, which amends the Employment Agreement dated March 31, 2008 (the "Employment Agreement") between the Company and Mr. Soderberg, is intended to ensure that Mr. Soderberg's talents are available and maximized for the benefit of the Company and its new CEO during the succession process and subsequent transitional period. The Board’s Compensation and Management Development Committee worked with its compensation consultant to ensure that the Letter Agreement is within a range of competitive practices. The Letter Agreement is filed as Exhibit 10.1 to this report.

The Letter Agreement provides generally that Mr. Soderberg will retire from employment with the Company at the later of April 30, 2011 or the date on which a new CEO commences employment with the Company, but provides that Mr. Soderberg will step down as President and CEO earlier than April 30, 2011 if his successor commences employment with the Company before that time. The Letter Agreement sets forth the compensation and benefits Mr. Soderberg is to receive during the pre-succession and post-succession periods and establishes a consulting relationship with Mr. Soderberg through April 30, 2012, all as described below.

Pursuant to the Letter Agreement, Mr. Soderberg’s current annualized salary of $840,000 will continue to the later of December 31, 2009 or the date on which the new CEO commences employment with the Company, which date is referred to as the "CEO Transition Date." Until the CEO Transition Date, Mr. Soderberg will be eligible for a bonus under the Company’s Short Term Incentive Compensation Plan for the fiscal years 2009, 2010 and 2011, prorated for 2010 and 2011 for the time he serves as CEO.

The Letter Agreement provides that in December 2009, Mr. Soderberg will be granted RSUs valued at $200,000 at the grant date. These RSUs will vest on the first anniversary of the grant date, so long as Mr. Soderberg is then employed by the Company, or upon the earlier termination of Mr. Soderberg's employment due to death or disability, by the Company other than for cause or by Mr. Soderberg for good reason. The Letter Agreement does not provide for any other stock-based awards for Mr. Soderberg after the date of the Letter Agreement but provides that, until the CEO Transition Date, the Board's Compensation and Management Development Committee will determine whether, and to what extent, ongoing stock-based awards will be granted to Mr. Soderberg.

On the CEO Transition Date, the Change in Control Agreement dated March 31, 2008 between the Company and Mr. Soderberg will terminate, and Mr. Soderberg's termination benefits thereafter will be governed by the Letter Agreement. Also on the CEO Transition Date, Mr. Soderberg will cease serving as a member of the Board of Directors of the Company and its subsidiaries.

If the CEO Transition Date is before April 30, 2011, then Mr. Soderberg will cease to be President and CEO of the Company but will continue to be employed by the Company in a part-time capacity with the title of Chief Innovation Officer during the period commencing on the day immediately following the CEO Transition Date and ending on April 30, 2011 (the "Post-Succession Period"). He will report directly to the new President and CEO with all Mr. Soderberg’s work being authorized by the new President and CEO. It is contemplated that he will continue to advise and help shape the Company’s business and product innovation initiatives. For his services during the Post-Succession Period, Mr. Soderberg will receive an annualized salary of $500,000, provided that he is available to provide services at least 1,000 hours on an annualized basis. He will also receive an additional $2,000 per diem rate for eight hour days worked over the first 250 hours.

The Letter Agreement provides that certain miscellaneous benefits provided to Mr. Soderberg under the Employment Agreement will continue during the Post-Succession Period, except that during the Post-Succession Period Mr. Soderberg may use the Company’s aircraft only for Company business and not for personal travel.

Except as described below, all equity-based compensation which has not vested prior to the date of the Letter Agreement will continue to vest in accordance with the related grant or award so long as Mr. Soderberg continues to be an employee of the Company. Mr. Soderberg’s performance-based restricted stock units ("RSUs") will become fully vested on April 30, 2011 if Mr. Soderberg continues to be an employee of the Company on that date or if the Mr. Soderberg’s employment is terminated before April 30, 2011 by the Company other than for cause (as defined in the Employment Agreement) or by Mr. Soderberg for good reason (as defined in the Letter Agreement). Shares of Company common stock underlying the RSUs will be distributed to Mr. Soderberg only to the extent the performance goals are achieved by the Company at the end of the applicable performance periods.

If Mr. Soderberg’s employment is terminated prior to April 30, 2011 by the Company other than for cause or by Mr. Soderberg for good reason, Mr. Soderberg will be fully vested in all stock options, except performance-based stock options, and he will have until May 1, 2014 to exercise those vested stock options. With respect to performance-based stock options, if Mr. Soderberg’s employment is terminated prior to April 30, 2011 by the Company other than for cause or by Mr. Soderberg for good reason, Mr. Soderberg will be treated as if he had retired on April 30, 2011, i.e., he will remain eligible for his performance-based stock options to vest based on performance criteria being met. From and after April 30, 2011 or the CEO Transition Date, if later, all of Mr. Soderberg’s vested options may be exercised prior to the earlier of (i) the last day of the term of such option as set forth in the related option agreement or (ii) the latter of May 1, 2014 or the third anniversary of the CEO Transition Date.

If Mr. Soderberg’s employment is terminated by the Company without cause or Mr. Soderberg terminates his employment with the Company for good reason (as set forth in the Employment Agreement) before the CEO Transition Date, in lieu of the severance payments provided under the Employment Agreement, Mr. Soderberg shall be entitled to receive any remaining balances under the base salary and consulting fee otherwise payable under the Letter Agreement.

If the CEO Transition Date is on or after April 30, 2011, Mr. Soderberg will cease to be an employee of the Company on the CEO Transition Date, there will be no Post-Succession Period, and Mr. Soderberg will not be entitled to any severance payments under his Employment Agreement. The Letter Agreement provides that beginning on the latter of the CEO Transition Date or May 1, 2011 and ending on April 30, 2012, Mr. Soderberg will act as a consultant to the Company pursuant to a consulting agreement to be entered into between the Company and Mr. Soderberg. During the term of the consulting agreement, Mr. Soderberg will be paid an annualized consulting fee of $500,000 plus an additional payment based on days or hours worked as a consultant.

If the consulting agreement is terminated by the Company without Mr. Soderberg's breach of the consulting agreement or Mr. Soderberg terminates the consulting agreement because of the Company's breach of the consulting agreement, Mr. Soderberg shall be entitled to receive any remaining balance under the consulting fee otherwise payable.

The Company has agreed to reimburse Mr. Soderberg for actual and reasonable out of pocket legal costs associated with entering into the Letter Agreement up to $20,000.

Amendments to the Company’s Stock Incentive Plan

On September 16, the Company’s Board of Directors amended the Company's Stock Incentive Plan to formalize certain practices previously followed with respect to awards under the Plan. Specifically, the Plan was amended: (i) to provide for a minimum vesting periods of three years on all future full value time-based stock awards and one year on all future full value performance-based stock awards, (ii) to provide that the Compensation and Management Development Committee has discretion to waive/lapse vesting requirements on awards, but only in the case of death, disability, retirement, or a change in control, (iii) to provide that discretionary awards to non-employee directors be administered by an independent committee of the Board, i.e., the Nominating/Corporate Governance Committee, and (iv) to provide that the Compensation and Management Development Committee or Nominating/Corporate Governance Committee, as applicable, has the discretion to authorize different vesting requirements than those set forth in clauses (i) and (ii) above with respect to up to 5% of the shares of common stock authorized for issuance under the Plan.

Changes to Short Term Incentive Compensation Program

On September 16, 2009, the Board of Directors amended the Company's Short-Term Incentive Compensation Program ("STIC Program") to increase the maximum Incentive Compensation Opportunity (as defined in the STIC Program) for the Company's Senior Vice President and Chief Financial Officer, Senior Vice President and General Counsel and Division Presidents from 50 percent of Base Salary (as defined in the STIC Program) to 60 percent of Base Salary. The change is effective for fiscal 2010.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:
The following exhibits are filed herewith:
Exhibit No. Exhibit
10.1 Letter Agreement dated September 17, 2009 between Hill-Rom Holdings, Inc. and Peter H. Soderberg
99.1 Press Release dated September 17, 2009

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hill-Rom Holdings, Inc.

September 17, 2009	By:	/S/ Gregory N. Miller

Name: Gregory N. Miller
Title: Senior Vice President and Chief Financial Officer

Hill-Rom Holdings, Inc.

September 17, 2009	By:	/S/ Richard G. Keller

Name: Richard G. Keller
Title: Vice President - Controller and Chief Accounting Officer

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Exhibit Index

Exhibit No.	Description

10.1	Letter Agreement dated September 17, 2009 between Hill-Rom Holdings, Inc. and Peter H. Soderberg
99.1	Press Release dated September 17, 2009